UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2016 (May 16, 2016)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 16, 2016, Gladstone Commercial Corporation (the “Company”) issued a press release (the “Offering Press Release”) announcing that it plans to sell shares of a newly designated Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) in a registered direct placement pursuant to its shelf registration statement on Form S-3 (File No. 333-208953). The number of shares, public offering price and other terms of the offering are to be determined by negotiations between the Company and the purchasers. The Offering Press Release also provided that the Company intends to use the net proceeds of the sale of the Series D Preferred Stock to redeem all outstanding shares of its 7.125% Series C Cumulative Term Preferred Stock (“Series C Preferred Stock”) and use any remaining proceeds to redeem up to all of its outstanding shares of its 7.75% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), up to all of its outstanding shares of its 7.5% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) and to repay indebtedness and for general corporate purposes.

On May 16, 2016, the Company issued a press release (the “Redemption Press Release”) announcing the proposed optional redemption of all outstanding shares of its Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

Copies of the Offering Press Release and the Redemption Press Release are furnished herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 7.01 and in the attached exhibits is deemed to be furnished and shall not be deemed to be filed.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Offering Press Release dated May 16, 2016.

99.2	Redemption Press Release dated May 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

May 16, 2016	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Offering Press Release dated May 16, 2016.

99.2	Redemption Press Release dated May 16, 2016.